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                                                                     Exhibit l.4

Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110

                                                     November 21, 2005

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

Re: Nuveen Equity Premium and Growth Fund

     As special Massachusetts counsel for Nuveen Equity Premium and Growth Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with Pre-Effective Amendment No. 1 to be Registrant's registration statement on Form N-2 on October 25, 2005.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                       Very truly yours,

                                                       /s/ Bingham McCutchen LLP

                                                       BINGHAM McCUTCHEN LLP